       1                                                          EXHIBIT 23.2

                Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of the Tech Data Corporation 1995 Employee Stock Purchase Plan of our report dated March 21, 1995, which appears in Tech Data Corporation's Annual Report on Form 10-K for the year ended January 31, 1995.


/s/ Price Waterhouse
PRICE WATERHOUSE LLP

Tampa, Florida
August 24, 1995